UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment to BBD2 Loan
On September 1, 2011, KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries, entered into a Collateral Transfer and Settlement Agreement (the “Settlement Agreement”) with certain subsidiaries of Gramercy Property Trust, Inc. (“Gramercy”) that indirectly owned the Gramercy real estate portfolio, to effect the orderly transfer of certain assets and liabilities of the Gramercy real estate portfolio to the Company in satisfaction of certain debt obligations owed by wholly owned subsidiaries of Gramercy to the Company. The Settlement Agreement resulted in the transfer of the equity interests in certain subsidiaries of Gramercy that indirectly owned or, with respect to a limited number of properties, held a leasehold interest in, 867 properties (the “GKK Properties”).
Beginning with the measurement period ended June 30, 2012, Midland Loan Services (the “Servicer”), the unaffiliated loan servicer of one of the loans the Company assumed pursuant to the Settlement Agreement (the “BBD2 Loan”) and a division of PNC Bank, National Association (“PNC”), alleged that the borrower under the BBD2 Loan failed to meet the required ratio of cash flow to debt service set forth in the governing loan and security documents (collectively, the “BBD2 Loan Agreement”). While such alleged non-compliance did not constitute an event of default under the BBD2 Loan Agreement, the Servicer claimed it had the right to impose and did impose a “cash trap” to restrict distributions otherwise payable to the Company after the payment of budgeted property operating expenses. In June 2013, the Company commenced a lawsuit against the Servicer and Wells Fargo Bank, N.A., as Trustee for the Holders of BSDB 2005-AFR1 Trust Commercial Mortgage Pass-Through Certificates, Series 2005-AFR-1, the unaffiliated lender under the BBD2 Loan (the “Lender”), asserting that the Servicer had failed to calculate operating income and expenses in accordance with the terms of the BBD2 Loan Agreement, resulting in the Servicer’s inaccurate determination that the debt service ratio had fallen below the designated targets and causing the “cash trap” to be triggered (the “Litigation”). As of April 13, 2014, the BBD2 Loan had an outstanding balance of $192.5 million, which amount included principal, accrued and unpaid interest and certain other fees and costs. The BBD2 Loan bears interest at a rate of 5.96% and matures on September 8, 2019.
On April 16, 2014, the Company, the Servicer and the Lender agreed to a settlement of the Litigation and entered into the Fourth Amendment to the BBD2 Loan Agreement (the “Fourth Amendment”). Pursuant to the terms of the Fourth Amendment, the Company paid to the Lender the amount of $52.0 million, $7.0 million of which was drawn from a reserve fund. The $52.0 million payment was applied to the outstanding balance of the BBD2 Loan free of defeasance, prepayment or any other fees, costs, expenses, restrictions or obligations of any type. Among other modifications, the Company and the Lender also agreed upon a revised method of calculating operating income and the removal of the limitation on the number of times an event causing the imposition of a “cash trap” event could be cured by the Company under the BBD2 Loan Agreement, as disclosed in the Fourth Amendment. The Company dismissed the Litigation with prejudice and the Company and the Company’s wholly owned subsidiary which indirectly owns the properties securing the BBD2 Loan released the Lender, the Servicer and PNC from all claims or causes of action relating to the Litigation.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: April 21, 2014	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer